Exhibit 4.2

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of July 22 2009, by and among MTR Gaming Group, Inc., a Delaware corporation (the “Issuer”), the guarantors executing the Supplemental Indenture (the “Guarantors”) and Wilmington Trust Company, as successor to Wells Fargo Bank Minnesota, N.A., as trustee (the “Trustee”), under the Indenture dated as of March 25, 2003, and supplemented as of July 31, 2003, April 23, 2004, January 11, 2006, May 12, 2006, May 17, 2006, June 1, 2007, June 15, 2007, and March 7, 2008 (the “Indenture”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the Trustee and the Guarantors have heretofore executed and delivered the Indenture providing for the issuance by the Issuer of 9.75% Senior Notes due 2010 (the “Notes”);

WHEREAS, the Issuer has solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture, in accordance with the terms and conditions of an Offer to Purchase and Consent Solicitation Statement, dated July 15, 2009 (the “Offer to Purchase”);

WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes in accordance with Section 9.2 of the Indenture;

WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Notes have duly consented to the proposed amendments set forth in this Supplemental Indenture in accordance with Section 9.2 of the Indenture;

WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) copies of resolutions of Boards of Directors of the Issuer and the Guarantors authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph, and (iii) the Officer’s Certificate and the Opinion of Counsel described in Section 11.4 and 11.5 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01.  Deletion of Provisions.

(a)           Section 4.3 entitled “Limitation on Restricted Payments” is hereby deleted in its entirety.

(b)           Section 4.6 entitled “Maintenance of Properties and Insurance” is hereby deleted in its entirety.

(c)           Section 4.7 entitled “Compliance Certificate; Notice of Default” is hereby deleted in its entirety.

(d)           Section 4.8 entitled “Reports” is hereby deleted in its entirety.

(e)           Section 4.9 entitled “Limitation on Status as Investment Company” is hereby deleted in its entirety.

(f)            Section 4.10 entitled “Limitation on Transactions with Affiliates” is hereby deleted in its entirety.

(g)           Section 4.11 entitled “Limitation on Incurrence of Additional Indebtedness” is hereby deleted in its entirety.

(h)           Section 4.12 entitled “Limitations on Dividends and other Payment Restrictions Affecting Subsidiaries” is hereby deleted in its entirety.

(i)            Section 4.13 entitled “Limitation on Sales of Assets and Subsidiary Stock” is hereby deleted in its entirety.

(j)            Section 4.14 entitled “Repurchase of Notes at the Option of the Holder upon a Change of Control” is hereby deleted in its entirety.

(k)           Section 4.15 entitled “Waiver of Stay, Extension or Usury Laws” is hereby deleted in its entirety.

(l)            Section 4.16 entitled “Limitation on Liens Securing Indebtedness” is hereby deleted in its entirety.

(m)          Section 4.17 entitled “Limitations on Lines of Business” is hereby deleted in its entirety.

(n)           Section 4.18 entitled “Sale-Leaseback Transactions” is hereby deleted in its entirety.

(o)           Subsections (b), (c) and (d) of Section 5.1 entitled “Limitation on Merger, Sale or Consolidation” are hereby deleted.

(p)           Subsections (d), (e), (f), (g) and (i) of Section 6.1 entitled “Events of Default” are hereby deleted.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01.  Effective Date of this Supplemental Indenture.  This Supplemental Indenture shall be executed, delivered and effective as of the date first written above but shall not become operative until such time as the Consent Payment (as defined in the Offer to Purchase) has been made by the Issuer pursuant to the terms of the Offer to Purchase.

SECTION 2.02.  Reference to and Effect on the Indenture.  On and after the effective date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.  The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.  Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 2.03.  Governing Law.  Section 11.8 of the Indenture shall apply to this Supplemental Indenture.

SECTION 2.04.  Trust Indenture Act Controls.  No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

SECTION 2.05.  Trustee Disclaimer; Trust.  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 2.06.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

SECTION 2.07.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

ISSUER:
MTR GAMING GROUP, INC.

	By:	/s/ Robert F. Griffin
		Name:	Robert F. Griffin
		Title:	President and CEO

GUARANTORS:
MOUNTAINEER PARK, INC.

	By:	/s/ Robert F. Griffin
		Name:	Robert F. Griffin
		Title:	President and CEO

PRESQUE ISLE DOWNS, INC.

	By:	/s/ John W. Bittner Jr.
		Name:	John W. Bittner Jr.
		Title:	Chief Financial Officer and Chief Accounting Officer

SPEAKEASY GAMING OF LAS VEGAS, INC.

	By:	/s/ John W. Bittner Jr.
		Name:	John W. Bittner Jr.
		Title:	Asst. Secretary and Chief Accounting Officer

SPEAKEASY GAMING OF RENO, INC.

	By:	/s/ John W. Bittner Jr.
		Name:	John W. Bittner Jr.
		Title:	Asst. Secretary and Chief Accounting Officer

MTR-HARNESS, INC.

			By:	/s/ John W. Bittner Jr.
				Name:	John W. Bittner Jr.
				Title:	Chief Financial Officer and Chief Accounting Officer

SCIOTO DOWNS, INC.

			By:	/s/ John W. Bittner Jr.
				Name:	John W. Bittner Jr.
				Title:	Chief Financial Officer and Chief Accounting Officer

JACKSON RACING, INC.

			By:	/s/ John W. Bittner Jr.
				Name:	John W. Bittner Jr.
				Title:	Chief Financial Officer and Chief Accounting Officer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Steven Cimalore
	Name:	Steven Cimalore
	Title:	Vice President